UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): July 21, 2023

000-15701
(Commission file number)

NATURAL ALTERNATIVES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1535 Faraday Avenue Carlsbad, California 92008	(760) 736-7700
(Address of principal executive offices)	(Registrant’s telephone number)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	NAII	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 21, 2023, Natural Alternatives International, Inc. (“NAI”) entered into a Fourth Amendment to Lease amending and extending the term of the lease of its Vista California manufacturing facilities. The Fourth Amendment extends the term of the Lease by an additional ten years and five months commencing April 1, 2024. The amended Lease covering two buildings and approximately 162,000 square feet will result in an increase in base rent to $1.50 per square foot, after five free months of base rent beginning at the commencement of the extended term. NAI intends to construct substantial improvements to the facilities including but not limited to installation of an approximately $2.3 million solar electrical generating system on both buildings, and other substantial improvements. Pursuant to the Fourth Amendment the Landlord will reimburse NAI for up to $1.1 million of these tenant improvements to the buildings.

The foregoing description does not purport to be complete and is qualified in its entirety by the copy of the Fourth Amendment to Lease included as Exhibit 10.17 hereto and Exhibits 10.1 and 10.7 to NAI’s most recent Annual Report, those being the original 2003 Lease and the Third Amendment dated July 31, 2013. Each of these Exhibits are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.17   Fourth Amendment to Lease of NAI manufacturing facilities in Vista, California between NAI the tenant, and Park Center Industrial ILP, LLC, a Delaware limited liability company, the landlord.
104      Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date: July 21, 2023	By:	/s/ Michael E. Fortin
Michael E. Fortin
Chief Financial Officer